For Immediate Release July 23, 2008 For Further Information Contact: Ken Pavlich, President and C.E.O info@ElCapitanPMi.com or (775) 201-0168
www.ElCapitanPMi.com

This press release amends certain information provided in a press release of El Capitan Precious Metals, Inc. dated July 23, 2008. The corrected release reads:

El Capitan Precious Metals, Inc. Reports on Gold and Minerals Merger Status

Reno, Nevada - El Capitan Precious Metals, Inc. (OTCBB: ECPN) (“ECPN”) reported that the proposed merger between ECPN and Gold and Minerals Company, Inc. (“G&M”) has reached the stage at which ECPN is ready to file a Form S-4 registration statement with the Securities and Exchange Commission.

Due to the time consuming nature of the preparation of a Form S-4 and the uncertainty of the timing of the SEC review process, the companies have worked with counsel to examine alternative structures for the transaction. While alternatives were identified, none held significant promise to be less time consuming or more cost effective for shareholders.

The companies have now concluded that the Form S-4 registration process will ultimately be the optimal path forward, and have decided to continue to pursue the merger structure as previously announced.

Both companies have agreed, however, that ECPN will delay the filing of the Form S-4 until sufficient funding is raised to cover accrued and future merger expenses. Once the registration statement is filed, the SEC review process is expected to take several months. Upon receiving SEC consent, G&M would call a special shareholders meeting to approve the merger. Shares of ECPN stock would be distributed to G&M shareholders shortly after approval of the merger.

Ken Pavlich, President and C.E.O. of ECPN, stated, “While we had originally anticipated that the merger would be complete by this point in time, we experienced numerous unexpected delays in the due diligence process; primarily related to obtaining current audited financial statements and documentation related to historical G&M transactions. Preparation of these due diligence documents substantially increased the costs of the process for both parties. G&M management has made every effort to provide ECPN with appropriate documentation and we are confident that the merger can now move forward as sufficient funding becomes available.”

“The management and Boards of both companies agree that primary use of funds must be dedicated to furthering progress on the metallurgical and permitting tasks associated with the El Capitan precious metals project. As joint venture accounts are brought current by G&M, the merger process will continue.”

About El Capitan Precious Metals, Inc.
El Capitan Precious Metals, Inc. is a U.S. based mineral exploration company whose primary asset is a 40% interest in the El Capitan precious metals project, located in Lincoln County, New Mexico. The Company’s stock trades on the Over-the-Counter Bulletin Board under the symbol ECPN.

Forward-Looking Statements
Statements herein which are not historical facts, such as estimates of the volume and grade of mineral deposits, future production levels, exploration results and plans, costs, and prices are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price and production volatility, exploration risks and results, discrepancies between different types of testing methods, some or all of which may not be industry standard, political risks, permitting risks, project development risks and ability to raise financing. For a more detailed discussion of risks and other factors that may impact these forward looking statements please refer to the Risk Factors and other discussion contained in the Company's quarterly and annual periodic reports on Forms 10-QSB and 10-KSB on file with the SEC. The Company undertakes no obligation and has no intention of updating forward-looking statements.

Additional Information About the Merger and Where to Find It
An offer of securities in the United States pursuant to a business combination transaction will only be made through a prospectus which is part of an effective registration statement filed with the Securities and Exchange Commission (the “SEC”). In connection with the proposed merger of ECPN and Gold and Minerals, ECPN will file a registration statement on Form S-4, which will constitute a proxy statement of Gold and Minerals that also constitutes a prospectus of ECPN, and other documents with the SEC. Such registration statement, however, is not currently available. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE REGISTRATION STATEMENT ON FORM S-4 AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE DEFINITIVE REGISTRATION STATEMENT ON FORM S-4, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ECPN, GOLD AND MINERALS AND THE PROPOSED MERGER. Once filed, shareholders and investors will be able to obtain these documents, as well as other filings containing information about ECPN and Gold and Minerals, without charge at the SEC’s website (http://www.sec.gov). Copies of filings made by ECPN will also be available, without charge, once they are filed with the SEC by directing a request to ECPN’s Investor Relations at www.ElCapitanPMi.com.

ECPN, Gold and Minerals and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Gold and Minerals’ shareholders with respect to the proposed merger. Information about Gold and Minerals’ directors and executive officers will be available in ECPN’s proxy statement to be filed with the SEC as referenced above. Information about ECPN’s directors and officers will be available in the proxy statement/prospectus to be filed with the SEC as referenced above, and is currently available in ECPN’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007 filed with the SEC on December 31, 2007 and other public filings with the SEC made by ECPN. Other information about the participants in the proxy solicitation and a description of their direct and indirect interests (by security holdings or otherwise) will be contained in the proxy statement and other relevant materials after they are filed with the SEC.

For further information, please visit the company’s website at www.ElCapitanPMi.com .

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